EXHIBIT 10.9

TRIAN ACQUISITION I CORP.

January 23, 2008

Trian Fund Management, L.P.
280 Park Avenue, 41st Floor
New York, New York 10017

                     Re: Administrative Services

Ladies and Gentlemen:

          This letter will confirm our agreement that, commencing on the closing date (the “Closing Date”) of the initial public offering of the securities of Trian Acquisition I Corp. (the “Company”) pursuant to a registration statement on Form S-1, File No. 333-147094, filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of a business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Trian Fund Management, L.P. shall make available to the Company, at 280 Park Avenue, 41st Floor, New York, New York 10017 (or any successor location of Trian Fund Management, L.P.), certain office space, utilities, secretarial support and other administrative services as may be reasonably required by the Company to carry on its business as described in the Registration Statement. In exchange therefor, the Company shall pay Trian Fund Management, L.P. the sum of $10,000 per month payable in advance commencing on the Closing Date and on each one month anniversary thereafter until the Termination Date.

          This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

          This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

          No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

          This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

Very Truly Yours,

TRIAN ACQUISITION I CORP.

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: President and Chief Executive Officer

ACCEPTED AND AGREED:

TRIAN FUND MANAGEMENT, L.P.

By: Trian Fund Management GP, LLC,
its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member